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                                                                  Exhibit 10.8.2

                   FIRST AMENDMENT TO STOCK RIGHTS AGREEMENT


          This is the First Amendment to Stock Rights Agreement (the "Amendment"), dated August 13, 1998, between JOHN BARON ("Shareholder"), PAETEC CORP., a Delaware corporation with its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450 (the "Company"), PAETEC COMMUNICATIONS, INC., a Delaware corporation and wholly-owned subsidiary of the Company with its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450 ("Subsidiary"), and ARUNAS A. CHESONIS ("Founder").

                                   RECITALS

          A. Shareholder holds 250,000 shares of Class A common stock of the Company, subject to certain restrictions contained in a Stock Rights Agreement, dated July 17, 1998, among the parties (the "Agreement").

          B. The Company has now offered to issue to Shareholder 30,000 shares of Class B common stock at a purchase price of $.833 per share, subject to certain restrictions.

          C. The Company, Subsidiary, Shareholder, and Founder enter into this Amendment for the purpose of confirming Shareholder's equity interest in the Class B common stock of the Company and outlining the rights of Shareholder and the restrictions imposed by the Company with respect to the Class B common stock to be held by Shareholder.

                                     TERMS

          NOW, THEREFORE, in consideration of the following mutual promises, the parties agree as follows:

          1.  Issuance of Shares.  The Company confirms its offer to issue
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30,000 shares of Class B common stock (the "Class B Shares") to Shareholder at a price of $.833 per share, payable in full upon issuance of the Class B Shares.
A stock certificate evidencing the Class B Shares shall be issued in the name of Shareholder upon receipt of this executed Amendment and payment in full of the purchase price.

          2.  Incorporation of Agreement by Reference.  All of the provisions of
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the Agreement shall apply to the Class B Shares issued to Shareholder pursuant to this Amendment, except to the extent that a provision of this Amendment expressly supersedes any provision of the Agreement. Additionally, to the extent that any provision of this Amendment contradicts any provision contained in the Agreement with respect to the Shares (as defined in the Agreement), the provision of this Amendment shall control.
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          3.  Repurchase Price.  The Purchase Option of the Company, described
              ----------------
in Section 3 of the Agreement, shall apply to the Class B Shares. In the event that the Company exercises its Purchase Option with respect to all or a portion of the Class B Shares, however, the price for all Class B Shares repurchased by the Company pursuant to the Purchase Option, described in Section 4 of the Agreement, shall be the fair market value of the Class B Shares as of the date of the exercise of the Purchase Option by the Company. "Fair market value" shall be determined by the accounting firm then retained by the Company, which shall promptly perform an appraisal. The determination shall be made in accordance with generally accepted accounting principles and shall be binding on all parties.

          4.  Stockholders' Agreement and Proxy.  Concurrently with the
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execution of this Amendment and the issuance of the Class B Shares, Shareholder is executing and delivering a Stockholders' Agreement and proxy appointing Arunas A. Chesonis Shareholder's attorney-in-fact and proxy to vote all Class B Shares now or hereafter owned by Shareholder at any meeting of shareholders, regular or special, whenever called, and for whatever purpose. Copies of the Stockholders' Agreement and proxy shall be filed with the Secretary of the Company, and the proxy shall be registered in the stock books of the Company. Any transfer of the Class B Shares is subject to the terms of the Stockholders' Agreement and proxy.

          5.  Permitted Transfer of Shares and Class B Shares.  The restrictions
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on transfer of Shareholder's Shares (as defined in the Agreement), set forth in
Section 2 of the Agreement, shall apply equally to the Class B Shares; provided, however, that those restrictions are modified, with respect to both the Shares and Class B Shares, to permit Shareholder to sell, assign, or transfer any or all of the Shares or Class B Shares held by Shareholder to the following:

              (a) Shareholder's spouse, parent(s), siblings, or natural or adopted lineal descendants, or the spouses of Shareholder's parent(s), siblings, or lineal descendants (collectively, together with the Shareholder, referred to as "Shareholder's Family Members");

              (b) the trustee of a trust (including a voting trust) principally for the benefit of Shareholder and/or one or more of Shareholder's Family Members; provided that the trust may also grant a general or special power of appointment to one or more of Shareholder's Family Members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the trust or of the estates of one or more of Shareholder's Family Members payable by reason of the death of any of Shareholder's Family Members; and

              (c) a corporation, partnership, or limited liability company, a majority of the voting equity interest in which is owned by Shareholder or by one or more of Shareholder's transferees under subparagraphs (a) or (b) of this Section.

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          6.  Legends.  Each certificate for Class B Shares owned by Shareholder
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shall bear the following legends:

              (a) The shares represented by this certificate were issued to the shareholder with restrictions. Neither the shares, nor any interest in them, may be sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of, unless that transfer is expressly permitted by a stock rights agreement, including any amendment thereto, between the shareholder and the Company, a copy of which is on file at the office of the Company in Fairport, New York.

              (b) The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration unless the Company receives an opinion of counsel reasonably acceptable to it stating the such sale or transfer is exempt from registration.

              (c) The shares represented by this certificate are subject to a Stockholders' Agreement and to a proxy in favor of Arunas A. Chesonis, a copy of which is on file with the Company. Any transferee of the shares represented by this certificate shall take the shares subject to the terms of the Stockholders' Agreement and proxy.

With respect to Class B Shares that are subject to the Company's Purchase Option, described in Section 3 of the Agreement, however, Shareholder shall be entitled to a certificate without the legend set forth in subparagraph (a), evidencing any Class B Shares as to which the Purchase Option has expired.

          7.  Non-competition.  The non-competition covenant of Shareholder set
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forth in subparagraph 5(a)(iii)  of the Agreement is modified to read as follows:

                    (iii) hold five percent (5%) or more of the shares of a corporation, or serve as a partner, officer, member, manager, director, consultant or other representative of any third party, which engages in any line of business competitive with the Company or any affiliate of the Company (including the Subsidiary) anywhere in the world.

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          The parties' assent to the terms of this Amendment is confirmed by their signatures below.

                                        PAETEC CORP.



                                        By: /s/ Arunas A. Chesonis
                                           -------------------------------
                                           Title: President


                                        PAETEC COMMUNICATIONS, INC.



                                         By: /s/ Arunas A. Chesonis
                                            ------------------------------
                                            Title: President



Address:                                 /s/ John Baron
                                         ---------------------------------
                                             John Baron
116 Selborne Chase
Fairport, New York  14450


Address:                                 /s/ Arunas A. Chesonis
                                         ---------------------------------
                                             Arunas A. Chesonis
18 Buckthorn Run
Victor, New York  14564

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